Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

ODONATE THERAPEUTICS, INC.

(a Delaware corporation)

ARTICLE I

NAME

The name of the corporation is Odonate Therapeutics, Inc. (“Odonate”).

ARTICLE II

AGENT

The address of Odonate’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of Odonate is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

STOCK

Section 4.1    Authorized Stock. The total number of shares that Odonate shall have authority to issue is 100,000,000, all of which shall be designated as Common Stock, par value $0.01 per share (“Common Stock”).

Section 4.2    Common Stock.

(a)    Voting Rights. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

(b)    Dividends. The holders of shares of Common Stock shall be entitled to receive ratably any dividends to the extent permitted by law when, as and if declared by the board of directors of Odonate (the “Board”).

(c)    Liquidation. Upon the dissolution, liquidation or winding up of Odonate, the holders of shares of Common Stock shall be entitled to receive the assets of Odonate available for distribution to its stockholders ratably in proportion to the number of shares held by them.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1    Number. The initial Board shall consist of the number of directors either elected by the incorporator or named as initial directors in this certificate of incorporation (the “Certificate of Incorporation”). Thereafter, the Board shall consist of such number of directors as shall be determined from time to time pursuant to or in the manner set forth in the Bylaws of Odonate, as amended from time to time (the “Bylaws”).

Section 5.2    Vacancies and Newly Created Directorships; Removal; Powers.

(a)    Vacancies and Newly Created Directorships. Unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by either: (i) the affirmative vote of a majority of the remaining directors then in office and entitled to vote thereon (even though less than a quorum of the Board); or (ii) the sole remaining director. Any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

(b)    Removal. Any director, or the entire Board, may be removed, with or without cause, by the affirmative vote of a majority of the voting power of the Common Stock outstanding and entitled to vote thereon.

(c)    Powers. Except as otherwise required by the DGCL or as provided in this Certificate of Incorporation, the business and affairs of Odonate shall be managed by or under the direction of the Board.

Section 5.3    Election; Notice of Nominations and Business.

(a)    Election. No person entitled to vote at an election of directors may cumulate votes to which such person is entitled, unless required by applicable law at the time of such election. The directors of Odonate need not be elected by written ballot unless the Bylaws so provide.

(b)    Notice. Advance notice of nominations for the election of directors, and of business other than nominations, to be proposed by stockholders for consideration at a meeting of stockholders of Odonate shall be given in the manner and to the extent provided in the Bylaws.

ARTICLE VI

SPECIAL MEETINGS OF STOCKHOLDERS

A special meeting of the stockholders of Odonate: (a) may be called at any time by the Board; and (b) shall be called by the Secretary of Odonate upon the written request of one or more stockholders who: (i) beneficially own at least 10% of the Common Stock; and (ii) comply with such procedures for requesting a special meeting of stockholders as may be set forth in the

Bylaws. Except as otherwise required by law, special meetings of the stockholders of Odonate may not be called by any other person or persons.

ARTICLE VII

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

Odonate hereby expressly elects that it shall not be bound or governed by, or otherwise subject to, Section 203 of the DGCL.

ARTICLE VIII

EXISTENCE

Odonate shall have perpetual existence.

ARTICLE IX

AMENDMENT

Section 9.1    Amendment of Certificate of Incorporation. Odonate reserves the right, at any time and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and to add or insert other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by the laws of the State of Delaware. All powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

Section 9.2    Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal the Bylaws. Except as otherwise required in this Certificate of Incorporation or the Bylaws, and in addition to any requirements of law, the affirmative vote of at least a majority of the voting power of the Common Stock outstanding and entitled to vote thereon shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws.

ARTICLE X

SETTLEMENTS WITH CREDITORS

Whenever a compromise or arrangement is proposed between Odonate and its creditors or any class of them and/or between Odonate and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of Odonate or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for Odonate under § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for Odonate under § 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of Odonate, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of Odonate, as the case may be, agree to any compromise or arrangement and to any reorganization of Odonate as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors and/or on all of the stockholders of Odonate, as the case may be, and also on Odonate.

ARTICLE XI

ADJUDICATION OF DISPUTES; CORPORATE OPPORTUNITIES

Section 11.1    Forum. Unless Odonate, in writing, selects or consents to the selection of an alternative forum, the sole and exclusive forum for any current or former stockholder (including any current or former beneficial owner) to bring Internal Corporate Claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware). For purposes of this Article, “Internal Corporate Claims” means claims, including claims in the right of Odonate: (a) that are based on an actual or alleged violation of a duty by a current or former director, officer, employee or stockholder in such capacity; or (b) as to which the DGCL confers jurisdiction upon the Court of Chancery.

Section 11.2    Consent to Jurisdiction. If any action, the subject matter of which is within the scope of this Article, is filed in a court other than the Court of Chancery (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware) (a “Foreign Action”) by any current or former stockholder (including any current or former beneficial owner), such stockholder shall be deemed to have consented to: (a) the personal jurisdiction of the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) in connection with any action brought in any such court to enforce this Article; and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 11.3    Enforceability. If any provision of this Article shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article (including, without limitation, each portion of any sentence of this Article containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable), and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

Section 11.4    Corporate Opportunities. To the fullest extent permitted by applicable law, Odonate renounces any interest or expectancy of Odonate in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is either: (a) presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director of Odonate who is not an employee of Odonate or any of its subsidiaries, (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of Odonate; or (b) not in the field of oncology

ARTICLE XII

INCORPORATOR

The name and mailing address of the incorporator are as follows:

Kevin C. Tang

c/o Odonate Therapeutics, LLC

4747 Executive Drive, Suite 510

San Diego, California 92121

ARTICLE XIII

ELECTION OF INITIAL DIRECTORS

The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The names of the persons who are to serve as the initial directors of Odonate until the first annual meeting of stockholders of Odonate, or until their successors shall have been duly elected and qualified, are set forth below:

Kevin C. Tang

Jeff L. Vacirca, M.D.

Aaron I. Davis

Craig A. Johnson

Robert H. Rosen

George F. Tidmarsh, M.D., Ph.D.

The address of each such initial director shall be c/o Odonate Therapeutics, Inc., 4747 Executive Drive, Suite 510, San Diego, California 92121.

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IN WITNESS WHEREOF, the undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed and that the facts stated herein are true.

Dated:

By:
Name: Kevin C. Tang
Title: Incorporator

SIGNATURE PAGE TO CERTIFICATE OF INCORPORATION